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                                                                    EXHIBIT 99.1


                                                                        CONTACT:
                                                Media - Vicki Cox (410) 277-2063
                             Investment Community - Melissa Kelly (410) 277-2080



                    PROVIDENT BANKSHARES CORPORATION REPORTS
                EXCELLENT EARNINGS GROWTH FOR 2005 SECOND QUARTER
               MOMENTUM OF CORE BUSINESSES PRODUCES STRONG RESULTS

BALTIMORE: (July 21, 2005) - Provident Bankshares Corporation (NASDAQ:PBKS), the parent company of Provident Bank, today reported $18.4 million in net income or $0.55 per diluted share, for the second quarter of 2005.

Results for the quarter included a one-time after-tax adjustment of $699,000, or $0.02 per diluted share, to reflect the cumulative impact of a modification of the Company's accounting practices related to leased facilities. Like many other publicly-traded companies that have a significant number of leased facilities, the Company is conforming its method of accounting for rent expense for leases that contain fixed escalations in rent payments, in order to be consistent with accounting guidance. While the lease accounting adjustment accelerates rent expense from future periods, it does not affect historical or future cash flows or the timing or amounts of rent payments.

Provident's continued focus on financial fundamentals produced strong results for the quarter. Net interest margin was 3.58%, as compared to 3.31% for the same quarter last year. Return on assets was 1.15%, and return on common equity was 11.82%. The efficiency ratio improved to 62.2% for the quarter. Excluding the impact of the lease accounting adjustment, return on assets would have been 1.20%, and return on common equity would have been 12.27%. Asset quality remained strong, as non-performing assets to loans were 0.67% and charge-offs to average loans were 0.14% for the quarter. The financial results reflect the continued balance sheet transition toward growing loans and deposits in core business segments.

The basis for financial comparison includes the impact of the Southern Financial Bancorp, Inc. merger for two months of the second quarter of 2004 and the entire second quarter of 2005.

SECOND QUARTER FINANCIAL HIGHLIGHTS

o   Net income increased 76%, to $18.4 million, over the 2004 second quarter
o   Net interest margin was 3.58%, up from 3.31% the same quarter of last year
o Return on assets increased to 1.15%, up from 0.69% for the 2004 second quarter
o Return on common equity was 11.82%, as compared 8.30% for the same quarter of last year
o Non-interest income, excluding net gains (losses), grew 8% from the comparable period in 2004
o   Average loans increased $282 million, or 9%, from the 2004 second quarter
o   Average deposits increased $113 million, or 3%, from the 2004 second quarter
o Asset quality remained strong as net charge-offs as a percentage of average loans were 14 basis points, compared to 25 basis points last year
o Capital ratios remained strong with a leverage ratio of 7.98% and total risk-based capital ratio of 12.02%

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SECOND QUARTER RESULTS

Provident Bankshares reported net income for the quarter ending June 30, 2005 of $18.4 million, a 76% increase over the second quarter of 2004. Earnings per diluted share were $0.55, an increase of 62% over the 2004 second quarter.

Average total loans increased 9%, or $282 million, over the second quarter of 2004. This total included a planned decline in purchased residential loans. Average home equity loans increased $199.8 million, or 35%, as compared to the same quarter last year, more than offsetting planned reductions in marine loans of $22 million and reductions in other consumer loans of $14 million. Average commercial business and real estate loans increased $248 million, or 17%.

Average deposits increased $113 million, or 3%, over the same quarter last year. This growth comprised balance increases in consumer money market and demand deposit accounts and in commercial demand deposit accounts. Overall, demand deposit accounts grew by 11% with an increase of $139 million over the second quarter of 2004.

The execution of the Bank's plan to focus on loans and deposits from core business segments resulted in a $5.4 million increase in net interest income, a 12% improvement over the same quarter of 2004.

Non-interest income, excluding gains, grew 8% to $27 million, up from $25 million in the second quarter of 2004, due to increases in deposit service fees, loan fees and commissions.

Total non-performing loans at June 30, 2005 fell to $22.5 million, compared with $29.7 million at June 30, 2004. Net charge-offs declined by 38% to $1.3 million, from $2.1 million for the 2004 second quarter. The allowance for loan losses, at 1.29% of period-end loans, was a 2.07 multiple of non-performing loans.

Capital ratios continue to be strong, with a leverage ratio of 7.98% and a total risk-based capital ratio of 12.02% at June 30, 2005. These compare to 8.50% and 13.23% respectively, at June 30, 2004. The difference in capital levels is due to the planned reduction in trust preferred securities which were called in accordance with their terms in the first and second quarters.

DIVIDEND DECLARED

Provident Bankshares announced today that its Board of Directors has declared a quarterly cash dividend of $0.275 per share. This is the forty-seventh consecutive quarterly dividend increase. The quarterly cash dividend will be paid on August 12, 2005 to stockholders of record at the close of business on August 1, 2005.

MANAGEMENT COMMENT

Commenting on the Company's performance, Chairman and CEO Gary N. Geisel said, "Despite the accounting adjustment for property leases, we are very pleased with the results of the quarter. Our current growth across all business lines is proof that Provident is meeting and exceeding the expectations of consumers and businesses every day in the Baltimore, Washington and Richmond metropolitan areas."

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EXECUTION OF KEY BUSINESS STRATEGIES

Provident's key business strategies provide the Company with a unique opportunity in its marketplace. An overview of the strategies for the year and some accomplishments to date are discussed below:

o MAXIMIZE PROVIDENT'S POSITION AS THE RIGHT SIZE BANK IN THE MARKETPLACE Provident's position as the second largest bank headquartered in Maryland provides a unique opportunity as the "right size" bank in its footprint. The Company provides the service of a community bank combined with the convenience and wide array of products and services that a strong regional bank offers. This is evident in the feedback received in the Bank's regular customer surveys and focus groups. In addition, the 62 in-store branches throughout its footprint reinforce its right size strategy through convenient extended and weekend hours of more than 60 per week and full product service. Provident currently has 152 branches concentrated in the Baltimore-Washington corridor, extending to Richmond, Virginia.

o GROW AND DEEPEN CONSUMER AND SMALL BUSINESS RELATIONSHIPS IN MARYLAND AND VIRGINIA
     The Bank is continually expanding consumer and small business market and wallet share. Customers are open to expanding their relationships with the Bank, because they value the high level of personal service they receive at Provident. Consumers also understand and appreciate the convenience of Provident's products, as shown by debit card usage trends. In the second quarter of 2005, MasterMoney purchases increased by 15% over the same period of last year, and Business Debit Card purchases increased by 18%.

     Home equity lending was also an area of significant growth during the second quarter. Provident experienced a 35% increase in average home equity balances for the quarter as compared to the second quarter of 2004.

     The Bank's small business activities are gaining momentum due to the strong partnership between the Small Business Group, the branch network and the Bank's sales call center, Provident Direct. The Bank's small business customers have available a number of specialists ready to assist them on-site at the business, in the branch office or on the telephone.

o    GROW AND DEEPEN COMMERCIAL AND REAL ESTATE RELATIONSHIPS IN MARYLAND
     AND VIRGINIA
     In addition to providing customized banking solutions to commercial entities, Provident is an established and steady presence in the real estate lending arena. The satisfaction of our current clients leads to expanded relationships and often opens the doors of prospective customers.

     For the quarter, commercial deposits in the Baltimore metropolitan / Maryland area grew 8%, and commercial deposits in the Washington metropolitan and Virginia markets increased 5% over the second quarter of 2004, due to growth in savings and demand deposit account categories. As compared to the 2004 second quarter, commercial loan balances grew 12% in the Baltimore region, and by 21% in the Virginia/Washington metro area due to robust activity in both commercial business and real estate lending.

o MOVE FROM A PRODUCT DRIVEN ORGANIZATION TO A CUSTOMER RELATIONSHIP FOCUSED SALES CULTURE
     The Company's transition to a customer relationship driven sales culture requires deepening relationships through cross-selling and continuing emphasis on retention of valued customers. The Company has segmented its customers to better understand and anticipate their financial needs and provide Provident's sales force with a targeted approach to customers and prospects. The successful

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     execution of this strategy will be centered on the right size bank commitment - providing the service of a community bank combined with the convenience and wide array of products and services that a strong regional bank offers.

o    CREATE A HIGH PERFORMANCE CULTURE THAT FOCUSES ON EMPLOYEE DEVELOPMENT
     AND RETENTION
     Provident has always placed a high priority on its employees and is approaching employee development and training with renewed emphasis. Employee development is viewed as a critical part of executing Provident's strategy as the right size bank and transforming the Company's sales culture.


OUTLOOK FOR THE FUTURE

Commenting on the future for Provident Bankshares, Chairman and CEO Gary N. Geisel added, "Given the continued momentum of our consumer and commercial lines of business, we are right on track for our expectations for 2005. The key to our success is providing our retail, small business, commercial and real estate customers with a wide array of services, coupled with the personal service that they deserve and expect. That is what our right size bank strategy is all about."

Provident Bankshares Corporation is the holding company for Provident Bank, the second largest independent commercial bank headquartered in Maryland. With $6.4 billion in assets, Provident serves individuals and businesses in the key urban areas of Baltimore, Washington and Richmond through a network of 152 offices in Maryland, Virginia, and southern York County, PA. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.

SPECIAL NOTE: Provident Bankshares Corporation's second quarter earnings teleconference will be webcast at 10:00 AM ET on Thursday, July 21, 2005. The conference call will include a discussion of the Company's second quarter 2005 results of operations and may include forward-looking information. The conference call will be simultaneously webcast at www.provbank.com and archived through July 28, 2005. To listen to the conference call, please go to the Company's website at least 15 minutes early to register, download, and install any necessary software. When in the Company's website, click on the link to "About Provident" and "Investor Relations" and look under "Upcoming Events" and then click on the link to "Provident Bankshares Corporation Second Quarter 2005 Results" audio webcast and download Real Player or Media Player as necessary. An audio replay of the teleconference will be available through July 28, 2005 by dialing 1-888-286-8010, passcode 20949121.


THIS PRESS RELEASE, AS WELL AS OTHER WRITTEN COMMUNICATIONS MADE FROM TIME TO TIME BY PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES (THE "COMPANY") (INCLUDING, WITHOUT LIMITATION, THE COMPANY'S 2004 ANNUAL REPORT TO STOCKHOLDERS) AND ORAL COMMUNICATIONS MADE FROM TIME TO TIME BY AUTHORIZED OFFICERS OF THE COMPANY, MAY CONTAIN STATEMENTS RELATING TO THE FUTURE RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE CONSIDERED "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (THE PSLRA). SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," "INTEND" AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, POSSIBLE OR ASSUMED ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, EXPECTED OR ANTICIPATED REVENUE, AND RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING EARNINGS GROWTH DETERMINED BY USING U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP"); REVENUE GROWTH IN CONSUMER BANKING, LENDING AND OTHER AREAS; ORIGINATION VOLUME IN THE COMPANY'S CONSUMER, COMMERCIAL AND OTHER LENDING BUSINESSES; ASSET QUALITY AND LEVELS OF NON-PERFORMING ASSETS; CURRENT AND FUTURE CAPITAL MANAGEMENT PROGRAMS; NON-INTEREST INCOME LEVELS, INCLUDING FEES FROM SERVICES AND

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PRODUCT SALES; TANGIBLE CAPITAL GENERATION; MARKET SHARE; EXPENSE LEVELS; AND
OTHER BUSINESS OPERATIONS AND STRATEGIES. FOR THESE STATEMENTS, THE COMPANY CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PSLRA.

THE COMPANY CAUTIONS YOU THAT A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED IN ANY FORWARD-LOOKING STATEMENT. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO: THE FACTORS IDENTIFIED IN THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 UNDER THE HEADINGS "FORWARD-LOOKING STATEMENTS" AND "RISK FACTORS"; PREVAILING ECONOMIC AND GEOPOLITICAL CONDITIONS; CHANGES IN INTEREST RATES, LOAN DEMAND, REAL ESTATE VALUES AND COMPETITION, WHICH CAN MATERIALLY AFFECT, AMONG OTHER THINGS, CONSUMER BANKING REVENUES, REVENUES FROM SALES ON NON-DEPOSIT INVESTMENT PRODUCTS, ORIGINATION LEVELS IN THE COMPANY'S LENDING BUSINESSES AND THE LEVEL OF DEFAULTS, LOSSES AND PREPAYMENTS ON LOANS MADE BY THE COMPANY, WHETHER HELD IN PORTFOLIO OR SOLD IN THE SECONDARY MARKETS; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, AND GUIDELINES; CHANGES IN ANY APPLICABLE LAW, RULE, REGULATION OR PRACTICE WITH RESPECT TO TAX OR LEGAL ISSUES; RISKS AND UNCERTAINTIES RELATED TO ACQUISITIONS AND RELATED INTEGRATION AND RESTRUCTURING ACTIVITIES; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH ARE MADE AS OF THE DATE OF THIS REPORT, AND, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

IN THE EVENT THAT ANY NON-GAAP FINANCIAL INFORMATION IS DESCRIBED IN ANY WRITTEN COMMUNICATION, INCLUDING THIS PRESS RELEASE, OR IN OUR TELECONFERENCE, PLEASE REFER TO THE SUPPLEMENTAL FINANCIAL TABLES INCLUDED WITH THIS RELEASE AND ON OUR WEBSITE FOR THE GAAP RECONCILIATION OF THIS INFORMATION.

                                  TABLES FOLLOW

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

PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)              Three Months Ended                        Three Months Ended
                                                                June 30,                                   March 31,
                                                    ----------------------------------------    --------------------------
                                                        2005           2004         % Change        2005         % Change
                                                    -------------  -------------  ----------    -------------  -----------
SUMMARY INCOME STATEMENTS:
Net interest income                                   $   50,755     $   45,349        11.9       $   50,321          0.9%
Provision for loan losses                                  2,222          1,530        45.2            1,575         41.1
Non-interest income                                       28,189         17,576        60.4           25,285         11.5
    Net gains (losses)                                       706         (7,877)     (109.0)            (776)      (191.0)
Non-interest income, excluding net gains (losses)         27,483         25,453         8.0           26,061          5.5
Non-interest expense                                      49,826         46,161         7.9           47,474          5.0
    Merger expense                                             -          1,972           -                -            -
Non-interest expense, excluding merger expense            49,826         44,189        12.8           47,474          5.0
Income tax expense                                         8,458          4,734        78.7            8,449          0.1
Net income                                                18,438         10,500        75.6           18,108          1.8

SHARE DATA:
Basic earnings per share                              $     0.56     $     0.35        60.0%      $     0.55          1.8%
Diluted earnings per share                                  0.55           0.34        61.8             0.54          1.9
Cash dividends paid per share                              0.270          0.250         8.0            0.265          1.9
Book value per share                                       19.06          17.66         7.9            18.55          2.8
Weighted average shares - basic                       32,938,762     30,263,438         8.8       33,029,444         (0.3)
Weighted average shares - diluted                     33,524,779     30,812,528         8.8       33,720,433         (0.6)
Common shares outstanding                             32,865,817     32,997,873        (0.4)      33,062,288         (0.6)

SELECTED RATIOS:
Return on average assets                                    1.15%          0.69%                        1.14
Return on average equity                                   11.91           8.46                        11.89
Return on average common equity                            11.82           8.30                        11.87
Net yield on average earning assets (t/e basis)             3.58           3.31                         3.58
Efficiency ratio                                           62.21          62.24                        62.00
Leverage ratio                                              7.98           8.50                         7.93
Tier I risk-based capital ratio                            10.98          12.07                        11.25
Total risk-based capital ratio                             12.02          13.23                        12.31

END OF PERIOD BALANCES:
Investment securities portfolio                       $2,058,074     $2,175,961        (5.4)%     $2,145,381         (4.1)%
Total loans                                            3,623,791      3,519,519         3.0        3,541,175          2.3
Assets                                                 6,407,388      6,423,052        (0.2)       6,423,685         (0.3)
Deposits                                               4,037,828      4,130,502        (2.2)       3,927,077          2.8
Stockholders' equity                                     626,546        582,877         7.5          613,379          2.1
Common stockholders' equity                              628,036        597,052         5.2          624,840          0.5

AVERAGE BALANCES:
Investment securities portfolio                       $2,119,140     $2,223,952        (4.7)%     $2,169,979         (2.3)%
Loans:
    Residential real estate                            1,376,516      1,306,016         5.4        1,364,566          0.9
    Other consumer                                       462,768        499,341        (7.3)         471,141         (1.8)
    Commercial real estate                             1,059,130        893,331        18.6        1,026,306          3.2
    Commercial business                                  676,863        594,828        13.8          678,183         (0.2)
Total loans                                            3,575,277      3,293,516         8.6        3,540,196          1.0
Earning assets                                         5,710,257      5,541,428         3.0        5,724,939         (0.3)
Assets                                                 6,421,046      6,113,920         5.0        6,425,748         (0.1)
Deposits:
    Noninterest-bearing                                  817,408        752,198         8.7          783,673          4.3
    Interest-bearing                                   3,114,806      3,067,141         1.6        2,978,489          4.6
Total deposits                                         3,932,214      3,819,339         3.0        3,762,162          4.5
Stockholders' equity                                     620,951        499,078        24.4          617,664          0.5
Common stockholders' equity                              625,693        508,892        23.0          618,799          1.1


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

PROVIDENT BANKSHARES CORPORATION AND SUBSIDIARIES
FINANCIAL SUMMARY
(DOLLARS IN THOUSANDS,EXCEPT PER SHARE DATA)                   Six Months Ended
                                                                   June 30,
                                                    ------------------------------------------
                                                        2005            2004         % Change
                                                    -------------   -------------   ----------
SUMMARY INCOME STATEMENTS:
Net interest income                                   $  101,076      $   84,072      20.2 %
Provision for loan losses                                  3,797           3,922      (3.2)
Non-interest income                                       53,474          41,159      29.9
    Net gains (losses)                                       (70)         (7,061)    (99.0)
Non-interest income, excluding net gains (losses)         53,544          48,220      11.0
Non-interest expense                                      97,300          86,770      12.1
    Merger expense                                             -           2,156         -
Non-interest expense, excluding merger expense            97,300          84,614      15.0
Income tax expense                                        16,907          11,164      51.4
Net income                                                36,546          23,375      56.3

SHARE DATA:
Basic earnings per share                                  $ 1.11          $ 0.85      30.6 %
Diluted earnings per share                                  1.09            0.83      31.3
Cash dividends paid per share                              0.535           0.495       8.1
Book value per share                                       19.06           17.66       7.9
Weighted average shares - basic                       32,984,013      27,465,996      20.1
Weighted average shares - diluted                     33,616,247      28,086,337      19.7
Common shares outstanding                             32,865,817      32,997,873      (0.4)

SELECTED RATIOS:
Return on average assets                                    1.15 %          0.83
Return on average equity                                   11.90           11.32
Return on average common equity                            11.84           11.17
Net yield on average earning assets (t/e basis)             3.58            3.25
Efficiency ratio                                           62.11           63.77
Leverage ratio                                              7.98            8.50
Tier I risk-based capital ratio                            10.98           12.07
Total risk-based capital ratio                             12.02           13.23

END OF PERIOD BALANCES:
Investment securities portfolio                       $2,058,074      $2,175,961      (5.4)%
Total loans                                            3,623,791       3,519,519       3.0
Assets                                                 6,407,388       6,423,052      (0.2)
Deposits                                               4,037,828       4,130,502      (2.2)
Stockholders' equity                                     626,546         582,877       7.5
Common stockholders' equity                              628,036         597,052       5.2

AVERAGE BALANCES:
Investment securities portfolio                       $2,144,419      $2,158,635      (0.7)%
Loans:
    Residential real estate                            1,370,575       1,252,016       9.5
    Other consumer                                       466,931         503,703      (7.3)
    Commercial real estate                             1,042,808         800,845      30.2
    Commercial business                                  677,519         495,221      36.8
Total loans                                            3,557,833       3,051,785      16.6
Earning assets                                         5,717,557       5,225,271       9.4
Assets                                                 6,423,384       5,672,355      13.2
Deposits:
    Noninterest-bearing                                  800,634         659,865      21.3
    Interest-bearing                                   3,047,023       2,785,410       9.4
Total deposits                                         3,847,657       3,445,275      11.7
Stockholders' equity                                     619,317         415,310      49.1
Common stockholders' equity                              622,265         420,660      47.9